UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2017

Lumentum Holdings Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)
(408) 546-5483
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On November 9, 2018, the Company held its 2018 Annual Meeting of Stockholders. There were 63,332,005 shares issued, outstanding and eligible to vote at the meeting as of the record date of September 10, 2018, of which 57,202,491 shares were represented at the meeting, constituting 90.32% of the outstanding shares entitled to vote. The proposals considered at the meeting are described in detail in the Company’s 2018 Proxy Statement. The proposals voted upon at the meeting and the vote with respect to each such matter are set forth below:
(i) Election of Directors:

Name	For:	Against:	Abstentions:	Broker Non-Votes:
Martin A. Kaplan	45,636,802	897,905	29,735	10,638,049
Harold L. Covert	46,414,084	119,466	30,892	10,638,049
Penelope A. Herscher	45,621,532	914,398	28,512	10,638,049
Julia S. Johnson	46,415,177	121,273	27,992	10,638,049
Brian J. Lillie	45,640,831	893,149	30,462	10,638,049
Alan S. Lowe	46,425,288	108,670	30,484	10,638,049
Samuel F. Thomas	46,422,312	108,362	33,768	10,638,049
(ii) To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For:	Against:	Abstentions:	Broker Non-Votes:
43,739,517	2,755,896	69,029	10,638,049
(iii) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the period ending June 29, 2019:

For:	Against:	Abstentions:
56,901,650	240,963	59,878

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

	By:	/s/ Judy Hamel
	Name:	Judy Hamel
	Title:	Senior Vice President, General Counsel and Secretary

November 14, 2018